                     NATURAL GAS SALE AND PURCHASE AGREEMENT


BETWEEN:



               SHELL CANADA LIMITED, A Canadian Corporation with head office in Calgary, Alberta, Canada.
               (hereinafter referred to as "Seller")



                                       and



               GREAT FALLS GAS COMPANY, A Montana Corporation with head offices in Great Falls, Montana USA
               (hereinafter referred to as "Buyer")

                                      INDEX

     ARTICLE                                                               PAGE

         I     Interpretation. . . . . . . . . . . . . . . . . . . . . . . . 1

        II     Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . 4

       III     Delivery and Ownership. . . . . . . . . . . . . . . . . . . . 5

        IV     Gas Specifications and Measurement. . . . . . . . . . . . . . 5

         V     Contract Volumes. . . . . . . . . . . . . . . . . . . . . . . 6

        VI     Term and Price. . . . . . . . . . . . . . . . . . . . . . . . 8

       VII     Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .12

      VIII     Force Majeure . . . . . . . . . . . . . . . . . . . . . . . .15

        IX     Covenants, Warranties and Indemnities by Seller . . . . . . .18

         X     Arbitration . . . . . . . . . . . . . . . . . . . . . . . . .19

        XI     Default and Remedies. . . . . . . . . . . . . . . . . . . . .21

        XI     General Provisions. . . . . . . . . . . . . . . . . . . . . .22

                     NATURAL GAS SALE AND PURCHASE AGREEMENT

This Agreement dated the 20th day of July, 1992 is made between:


               SHELL CANADA LIMITED, A Canadian Corporation with head office in Calgary, Alberta, Canada.
               (hereinafter referred to as "Seller")

                                       and

               GREAT FALLS GAS COMPANY, A Montana Corporation with head offices in Great Falls, Montana USA
               (hereinafter referred to as "Buyer")

WHEREAS, Seller has available for sale certain supplies of natural gas, and Seller desires to sell and deliver to Buyer such natural gas supplies in the quantities and under the terms and conditions hereinafter provided; and

WHEREAS, Buyer and it's subsidiaries desire to receive and purchase such natural gas in the quantities and under the terms and conditions hereinafter provided;

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, Seller and Buyer contract and agree as follows:

                           ARTICLE I - INTERPRETATION

1.01    DEFINITIONS

As used in this Agreement:

(a) "ANNUAL CONTRACT QUANTITY" OR "ACQ" means the volume obtained when multiplying the number of Days in the Contract Year by the Maximum Daily Quantity in effect for that Contract Year;

(b)     "BUSINESS DAY" means all calendar days excluding:

         (i)      Saturdays and Sundays;

         (ii) All statutory holidays under the laws of Alberta, Montana, Canada or the United States of America; and,
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                                      - 2 -

        (iii) All calendar days on which the head office of Seller or Buyer is not open for business, provided however that all such calendar days during each calendar year shall be identified by notice from Seller to Buyer and vice versa on or before February 15 of the calendar year in question;

(c) "BRITISH THERMAL UNIT" OR "BTU" means the amount of heat required to raise the temperature of one (1) pound of water from fifty-nine degrees Fahrenheit (59 DEG F) to sixty degrees Fahrenheit (60 DEG F) at a constant pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73) psia). Total BTU's shall be determined by multiplying the total volume of Gas delivered times the Gas Heating Value expressed in BTU's per cubic foot of Gas adjusted on a dry basis;

(d) "MAXIMUM DAILY QUANTITY" or "MDQ" means the specified volume of Gas which Buyer contracts to purchase each Day under this Agreement as set out in section 5.02 herein, or as otherwise provided in this Agreement;

(e) "DAY" means a period of 24 consecutive hours, beginning and ending at 0800 hours MST;

(f)     "DELIVERY POINT" has the meaning as set forth in section 3.01;

(g) "INTERRUPTIBLE DAILY QUANTITY" or "IDQ" means the specified volume of Gas which Buyer may purchase on an interruptible basis, as set forth in section 5.06;

(h) "Mcf" means the quantity of Gas occupying a volume of one thousand (1,000) cubic feet at a temperature of sixty degrees Fahrenheit (60 DEG
        F) and at a pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia);

(i) "MONTH" means a period beginning at 0800 hours MST on the first Day of a calendar month and ending 0800 hours MST on the first Day of the next succeeding calendar month;

(j) "GAS" means natural gas and or residue gas comprised primarily of methane;

(k)     "NOVA" means Nova Corporation of Alberta or any successor thereof;

(1)     "PARTY" means a party to this Agreement;

(m) "YEAR" or "CONTRACT YEAR" means a period of 12 consecutive months commencing on November 1, 1992 and on each subsequent anniversary thereof;

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                                      - 3 -


(n) "HEATING VALUE" means the quantity of heat, measured in Btu, produced by combustion in air of one (1) cubic foot of anhydrous Gas at a temperature of sixty degrees Fahrenheit (60 DEG F) and a constant pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia), the air being at the same temperature and pressure as the Gas, after the products of combustion are cooled to the initial temperature of the Gas and air, and after condensation of the water formed by combustion;

(o) "CANADIAN REGULATORY AUTHORITIES" means the federal, provincial or local governmental agencies or other authorities in Canada, which have jurisdiction over the sale, export or transportation of Gas or other matters in question, including, without limitation, the National Energy Board of Canada ("NEB"), the Energy Resources Conservation Board of Alberta ("ERCB"), the Alberta Petroleum Marketing Commission ("APMC"), and the federal and provincial Governors-in-Council; and,

(p) "U.S. REGULATORY AUTHORITIES" means the federal, state or local government agencies or other authorities in the United States of America which have jurisdiction over the sale, import, transportation of Gas or other matters in question, including, without limitation, the Office of Fossil Fuels of the United States Department of Energy ("OFE"), the Federal Energy Regulatory Commission ("FERC") and the Montana Department of Public Service Regulation ("PSR").

1.02    CUSTOM

In this Agreement, words, phrases or expressions which are not defined herein, and which, in the usage or custom of the business of the exploration, production, transportation, distribution or sale of Gas, have an accepted meaning, shall have that meaning.

1.03    SCHEDULES

Any and all schedules appended hereto shall constitute part of, and be incorporated into this Agreement.

1.04    CURRENCY

All conversions from Canadian currency to currency of the United States or vice-versa, shall be done by the parties using the average Bank of Canada posted noon spot exchange rates for the conversion of Canadian funds into United States funds or vice-versa, as quoted for the calendar month in which the transaction occurred.

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                                      - 4 -


                             ARTICLE II - CONDITIONS

2.01    CONDITIONS PRECEDENT

This Agreement is subject to the satisfaction of the following conditions precedent on terms and conditions satisfactory to the Party, acting reasonably, entering into or obtaining same:

(a) Seller entering into firm, non-interruptible transportation agreements with NOVA and Seller and NOVA obtaining all necessary certificates, permits, licenses and authorizations from Canadian Regulatory Authorities for the transactions contemplated by this Agreement, including without limitation, the sale and removal of the Maximum Daily Quantity from Alberta, the export of the Maximum Daily Quantity from Canada and the firm, non-interruptible transportation of the Maximum Daily Quantity in Canada from Seller's facilities through the facilities of NOVA;

(b) Buyer entering into firm, non-interruptible transportation agreements with Montana Power Company and Buyer and Montana Power Company obtaining all necessary certificates, permits licenses and authorizations from U.S. Regulatory Authorities for the transactions contemplated by this Agreement for the full term of this Agreement, including without limitation, the purchase and importation of the Maximum Daily Quantity from Canada and for the firm, non-interruptible transportation of the Maximum Daily Quantity in the United States through the facilities of Montana Power Company.

2.02    FULFILLING CONDITIONS

(a)     If by October 15, 1992, any condition precedent referred to in section
        2.01 has not been satisfied, or with respect to subsection 2.01(a) waived by written notice provided by Seller or with respect to subsection 2.01(b) waived by written notice provided by Buyer then either Party may thereafter, at any time, provide written notice to the other Party of its election to terminate this Agreement and unless such conditions precedent are so satisfied or waived within ninety (90) Days after the receipt of such notice, this Agreement shall thereupon terminate.

(b) Both Buyer and Seller shall act with due diligence and exercise all reasonable efforts to fulfill all such conditions precedent.

(c) Buyer and Seller shall notify each other forthwith in writing upon the conditions precedent in section 2.01 having been met.

(d) Seller and Buyer shall cooperate with each other so as to assist each other in fulfilling the conditions precedent set forth in section 2.01 in order that the delivery of Gas hereunder may commence on a timely basis.

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                                      - 5 -


                      ARTICLE III - DELIVERY AND OWNERSHIP

3.01    DELIVERY POINT

The Delivery Point for all Gas delivered hereunder shall be that point on the Canada/United States of America border at the interconnection of the pipeline systems of NOVA and Montana Power Company near Carway, Alberta.

3.02    TITLE AND POSSESSION

Property in and title to the Gas and all risk of loss respecting all Gas delivered hereunder shall pass from Seller to Buyer and shall vest in Buyer at the Delivery Point. As between Seller and Buyer, until delivery of the Gas at the Delivery Point, Seller shall be deemed to be in control and possession of the Gas and shall be responsible for all costs, losses, damages, injuries to persons or property or liabilities arising from or out of Seller's title, possession, custody or control of Gas hereunder prior to title to the Gas passing to Buyer at the Delivery Point. As between Seller and Buyer, after delivery of the Gas at the Delivery Point, Buyer shall be deemed to be in control and possession of the Gas and shall be responsible for all costs, losses, damages, injuries to persons or property or liabilities arising from or out of Buyer's title, possession, custody or control of Gas hereunder after title to the Gas passes to Buyer at the Delivery Point.

3.03    ROYALTIES AND TAXES

Seller shall pay or cause to be paid and shall be solely responsible for all royalties, overriding royalties and payments out of production, together with all applicable federal, provincial, municipal and local taxes, levies or surcharges imposed by authorities that are applicable on Gas delivered hereunder before title to such Gas passes to Buyer at the Delivery Point. Buyer shall be solely responsible for the above enumerated payments, taxes, levies or surcharges that are applicable on Gas delivered hereunder when and after title to such Gas passes to Buyer at the Delivery Point.

                  ARTICLE IV - GAS SPECIFICATIONS & MEASUREMENT

4.01    GAS SPECIFICATIONS

Buyer and Seller each agree that Gas delivered hereunder will be in a commingled stream and shall be at the pressure and meet or exceed the minimum quality specifications required by NOVA and Montana Power Company.

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                                      - 6 -


4.02    MEASUREMENT

It is understood and agreed that neither Buyer nor Seller owns or operates measuring and testing equipment at the Delivery Point. Therefore, all Gas delivered to Buyer hereunder shall be measured at the Delivery Point as to volume and Heating value by Montana Power Company, in accordance with its filed and approved tariffs and standard Industry practice. All such measurements made (including all correction thereof) shall be final and binding upon Seller and Buyer as to the Gas delivered under this Agreement. Seller or Buyer may at their sole cost, risk and expense witness such measuring and the testing of measuring equipment if they so desire.

                          ARTICLE V - CONTRACT VOLUMES

5.01    SUPPLY COMMITMENT

Subject to Article VIII, Force Majeure, Seller has, or shall have and shall maintain at all times throughout the term of this Agreement, sufficient Gas reserves and deliverability with respect to the delivery of Gas to the Delivery Point, so as to enable Seller to meet its obligations hereunder.

5.02    MAXIMUM DAILY QUANTITY

The Maximum Daily Quantity shall be equal to 5,000 MMBtu/day (140
10(3)m(3)/d). On each Day during the term of this Agreement, Buyer may nominate its Gas requirement and Seller shall be obligated to deliver the amount so nominated by Buyer up to the MDQ.

5.03    CATEGORIES OF GAS

The quantities of Gas to be purchased by Buyer hereunder shall consist of Tier I Gas and Tier II Gas which shall bear different prices as set forth in
Article VI below.

5.04    TIER I GAS

Commencing with each Contract Year, Buyer will purchase the initial sixty-five percent (65%) of the ACQ ("Tier I Gas") at the then applicable price for Tier I Gas, as set forth in section 6.02 herein. If and when the Tier I Gas is taken by Buyer, the remainder of gas taken by Buyer in that Contract Year will be Tier II Gas.

5.05    TIER II GAS

Commencing with the completion of the Tier I Gas Volume (defined as the product of the MDQ and the number of Days in the Contract Year multiplied by 0.65), all Gas taken thereafter by Buyer in that Contract Year will be Tier II Gas.

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                                      - 7 -


5.06    INTERRUPTIBLE DAILY QUANTITY ("IDQ")

On any Day Buyer may request, over and above the MDQ, up to an additional 5,000 MMBtu/day (140 10(3)m(3)/d) and subject to agreement upon price, Seller shall endeavor, on an interruptible basis, to supply the difference between the IDQ and the MDQ. The price for the volume of gas that is the difference between the IDQ and the MDQ shall be established on a monthly basis by negotiation between Buyer and Seller.

5.07    GAS TAKE LEVELS

If, during any Contract Year, Buyer does not purchase at least eighty percent (80%) of the then applicable ACQ, a "Shortfall Year" will exist. The difference between eighty percent (80%) of the then applicable ACQ and the amount actually taken by the Buyer will be the "Shortfall Amount". Within ninety (90) Days of the commencement of the Contract Year following the end of the Shortfall Year (the "Make-up Year"), Seller may elect to provide notice to Buyer stating the Shortfall Amount and the proportionate reduction in the ACQ and MDQ that will be in effect at the commencement of the Contract Year following the Make-up Year. Subject to the limitation created by the MDQ and ACQ applicable during the Make-up Year, buyer may elect to avoid all or part of this reduction by first purchasing eighty percent (80%) of the applicable ACQ in the Make-up Year and then purchasing all or a portion of the Shortfall Amount prior to the end of the Make-up Year. The Commodity Charge for the Shortfall Amount will be the applicable rate (depending upon whether the Shortfall Amount being purchased represents Tier I Gas or Tier II
Gas) in effect during the Make-up Year.

The ACQ and MDQ in the Contract Year following the Make-up Year will be proportionately reduced by the remaining Shortfall Amount, unpurchased, if any, at the end of the Make-up Year.

5.08    NOMINATIONS

Buyer or Buyer's nominee shall nominate to Seller or Seller's nominee, by written telecommunication each and every Day by 1200 hours MST, Buyer's daily requirements for Gas for the following Day. Failure to so nominate to Seller shall cause continuation of the last received nomination.

5.09    FAILURE TO TAKE NOMINATION

In the event that Buyer nominates quantities and Seller delivers such quantities into the NOVA pipeline system and Buyer is unable or unwilling for whatever reason to take delivery of such quantities at the Delivery Point, then Buyer shall pay the price calculated on a per MMBtu on a 100% Load Factor basis for such volumes so nominated and delivered to NOVA, including the actual associated transportation and inventory penalty incurred by Seller for such quantities of Gas, provided that Seller makes reasonable efforts to mitigate such transportation penalties.

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                                      - 8 -


5.10    FAILURE TO DELIVER

If Seller is unable to meet Buyer's nomination, Seller shall promptly notify Buyer of Seller's inability to deliver Gas, whether or not such inability covers all or part of Buyer's nomination. Seller shall use its reasonable efforts to obtain and supply from other sources the volumes of Gas that Seller is obligated but unable to deliver to Buyer at the Delivery Point ("Replacement Gas"). Seller shall endeavor to arrange for delivery of Replacement Gas, to the Delivery Point on the same Day at a price which shall not exceed the delivered cost to Buyer of Gas that Seller was obligated to deliver in accordance with Buyer's nomination ("Buyer's Cost of Gas"). Notwithstanding the foregoing, if Seller is unable to deliver Replacement Gas hereunder, Buyer may purchase Replacement Gas and Seller shall reimburse Buyer for any unabsorbed demand charges incurred on the Montana Power Company system and the price of Replacement Gas, in excess of the price hereunder, that Buyer is required to pay to any other producer or local distribution company as a result of Seller's failure to deliver Gas nominated by Buyer, adjusted for transportation, if applicable. Buyer shall make reasonable efforts to mitigate the cost of Replacement Gas. Seller's sole liability and Buyer's sole remedy with respect to Seller's failure to supply Gas shall be limited to such cost of Replacement Gas. In no event shall Seller, it's directors, trustees, agents, officers or employees be liable to Buyer, it's directors, trustees, agents, officers or employees for any incidental, special, indirect or consequential damages of any nature including without limitation any claims of customers of Buyer, connected with or resulting from Seller's failure to supply Gas under this Agreement.

                           ARTICLE VI - TERM AND PRICE

6.01    TERM

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in section 2.01, deliveries of Gas under this Agreement shall commence on November 1, 1992 ("Commencement Date") and shall except as otherwise specifically provided for herein continue for a term of fifteen (15) Contract Years after November 1, 1992.

(b)     The Term of the Agreement shall consist of three (3) segments of five
        (5) Contract Year periods as follows:

             Segment 1      November 1, 1992 - October 31, 1997;
             Segment 2      November 1, 1997 - October 31, 2002;
             Segment 3      November 1, 2002 - October 31, 2007.

(c) Unless either Party gives notice to the other Party at least twenty-seven (27) Months prior to the end of Segment 1 specifying its intention to terminate this Agreement at the end of Segment 1 the term shall continue into Segment 2.

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                                      - 9 -


(d) Anytime on or after August 1, 1995, either Party may give notice to the other Party of at least twenty-seven (27) Months to terminate this Agreement prior to the end of the Term.

6.02    PRICE

The Price to be paid by Buyer to Seller for Gas purchased and sold and the service provided hereunder for the period of time commencing with the Commencement Date will consist of the sum of the four (4) components identified hereunder. The Price will be in U.S. dollars.

(a) Each Month, Buyer shall pay Seller a "Demand Charge" equal to Seller's actual cost for that Month of reserving the firm transportation required to transport the MDQ on NOVA to the Delivery Point.

(b) Each Month, Buyer shall pay Seller a "Reservation Charge" equal to the product of the MDQ times the number of days in the Month times the Reservation Charge. The Reservation Charge for the first two years of this Agreement shall be $0.06 U.S./MMBtu.

(c) Each Month, Buyer shall pay Seller for each MMBtu of Tier I Gas delivered and received at the Delivery Point, a "Commodity Charge" equal to a per MMBtu price fixed for at least one year by agreement of the Parties in advance. The Commodity Charge for Tier I Gas for the first two Years of this Agreement shall be $1.31 U.S./MMBtu on a dry basis.

(d) Commencing with the completion of Tier I Gas purchases in each Contract Year, the Commodity Charge for Tier II Gas will be negotiated and agreed to by the Parties prior to the end of each previous Month. The Parties will take into consideration the prepaid Demand Charge when arriving at the Commodity Charge for the following month. Failing agreement by the Parties, the Commodity Charge for the applicable Month will equal the price published by NATURAL GAS WEEK in their Canadian Price Report Section, under the Empress Border - Contract Subsection. In the event that such price is no longer published or such publication is no longer published then, failing agreement by the parties, the Commodity Charge or a method of determining it shall be determined by arbitration pursuant to Article X hereof. The prepaid Demand Charge will be subtracted from the published price to arrive at the Commodity Charge. Each Month Buyer shall pay Seller for each MMBtu of Tier II Gas delivered and received at the Delivery Point, the above applicable Commodity Charge.

If Buyer elects not to take gas during a Tier II Gas Month, Seller will be allowed to sell that gas on an interruptible basis to third party purchasers.

The Demand Charge and the Reservation Charge shall be paid each Month regardless of the quantity of Gas purchased and sold hereunder, except to the extent that Seller fails to deliver Gas nominated.

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                                     - 10 -


6.03    FUTURE PRICE DETERMINATION

(a) The Parties agree that they will meet from time to time to negotiate the Tier I Commodity Charge and Reservation Charge components of the Price payable hereunder for subsequent Contract Years. In any such negotiations or resulting arbitration with respect to Price during the Term of this Agreement only the Tier I Commodity Charge and Reservation Charge components of the Price shall be redetermined and the Demand Charge component of the Price shall not be subject to redetermination.

(b) Subject to 6.03 (a) The Parties agree, to establish a new Price for the next Contract Year at least one hundred and twenty (120) Days prior to the termination date of the current Contract Year and the Parties will commence procedures for such redetermination no later than one hundred and eighty (180) Days prior to the termination date of the current Contract Year by either Party giving fifteen (15) Days written notice to the other, to meet and negotiate. Such Price, and the various components making up that Price, will be effective for a period of time, as then agreed to, and will become effective on the commencement of the next Contract Year. If neither Party has given written notice to the other to renegotiate at least one hundred and eighty (180) Days prior to the termination date of the current Contract Year, then the Price for the current Contract Year shall continue in effect for the next Contract Year.

6.04    FAILURE TO REACH AGREEMENT ON PRICE

In the event that the Parties are unable to reach agreement on the Price, or the Price components at least one hundred and twenty (120) Days prior to the termination date of the current Contract Year, as provided pursuant to section 6.03 herein, either Party may, upon not less than fifteen (15) days written notice to the other Party, have the Price determined pursuant to the Arbitration provisions contained in Article X herein and exclusively in accordance with the principles set forth in section 6.05 herein. Should no notice for Arbitration be given at least ninety (90) days prior to the termination date of the current Contract Year, the Price for the next Contract Year shall continue to be the Price in effect for the current Contract Year.

6.05    PRICING PRINCIPLES

For each Contract Year subsequent to the Contract Year for which the Price of Gas to be sold and purchased hereunder has been established and specified, the Parties agree to determine Price by negotiation or by arbitration. If the Price for Gas delivered in any Contract Year is to be determined by arbitration, the arbitrators shall determine a Price that, under the prevailing market circumstances for long term firm Gas Supply and in the opinion of the arbitrators, is fair and reasonable to both Buyer and Seller. In making such determination, the arbitrators shall limit

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                                     - 11 -


their consideration to the evidence which is presented by the Parties, and to the extent that evidence is presented, shall base their determination upon and shall give due consideration to each of the following criteria:

        (i) The weighted average cost of gas paid by Buyer during the next Contract Year for firm gas supplies with a term of two (2) years or more;

       (ii) The prices being paid during the next Contract Year for other firm gas supplies by local distribution companies with a term of two
             (2) years or more in the state of Montana; and,

      (iii) The prices being paid during the next Contract Year for other firm gas supplies by local distribution companies with a term of two (2) years or more in the province of Alberta;

provided that the arbitrators shall consider the above matters in light of the following:

(a) To the extent that evidence with respect to Prices for the next Contract Year is not available or is insufficient, prices for the current Contract Year will be considered;

(b) The times at which the prices were agreed to between the respective buyers and sellers;

(c) Differences in transportation costs relevant to establishing a point of comparison at the Delivery Point;

(d) The similarities and dissimilarities between the service provided hereunder and the sales and transportation arrangements under which other gas is being sold for consumption in Buyer's market area and in Alberta, including in particular but not limited to the similarities and dissimilarities between the quality of service and the security of supply provided hereunder and provided under such other arrangements; and,

(e) Any other considerations in respect of which relevant evidence is adduced by the Parties and which is relevant to the determination of such matters.

In the event that a negotiated or arbitrated Price is determined for a Contract Year after commencement thereof, Seller shall retroactively adjust its invoices to Buyer to the first Day of that Contract Year, to take into account the revised Price. Until a new Price is concluded and retroactively implemented, the previous Price shall remain in effect. If the Price settlement date exceeds sixty (60) Days past the Contract Year commencement, the retroactive invoice shall be adjusted for interest at the prime rate pursuant to section 7.04.

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                                     - 12 -


6.06    REGULATORY INTERVENTION

If Canadian Regulatory Authorities or U.S. Regulatory Authorities take action by rule, order or other official means which materially and fundamentally alters the operation of this Article VI such that Gas cannot be sold and purchased hereunder at a market based price for long term firm Gas supply, then either Buyer or Seller may notify the other Party by the means identified in Article XII hereof of its intention to terminate this Agreement This Agreement shall then terminate in all respects one hundred and eighty
(180) days after the provision of such notice unless within such one hundred and eighty (180) day period the regulatory action has been modified or revoked such that the operation of Article VI has been restored. The Parties shall use due diligence and exercise all reasonable efforts to oppose any regulatory action which might trigger the operation of this section 6.06.

                              ARTICLE VII - PAYMENT

7.01    MONTHLY BILLING

Once service or deliveries of Gas have commenced hereunder, Seller shall send by facsimile to Buyer on or before the fifteenth (15th) Day of each Month (the "Billing Month") with the original to follow by mail:

(a) A statement for the preceding Month showing the daily and total amount of Gas delivered hereunder or, if such information is not available by that Day, an estimate of such daily and total amounts; and,

(b) A bill in U.S. dollars with respect to the preceding Month together with information sufficient to explain and support the amount billed.

7.02    PAYMENT DATE

Buyer shall pay Seller in U.S. dollars by direct electronic transfer to the account of Seller designated herein, within ten (10) Days of receipt of Seller's bill, the amount due to Seller with regard to Gas sold or reasonably estimated to have been sold hereunder and service provided in the preceding Month in accordance with the provisions of this Agreement as follows:

        The Chase Manhattan Bank, N.Y.
        Fedwire #0210-0002-1
        Account: 001-1-146305
        Bank of Montreal, Montreal
        For Transfer to: Calgary Main Office
        For Credit Account: 00109-4604-211

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                                     - 13 -


In addition, Buyer shall send a copy of payment record by facsimile to Seller. In the event that the tenth (10th) Day after receipt of Seller's bill is not a Business Day, then Buyer shall pay Seller as aforesaid on or before the Business Day immediately before such tenth (10th) Day. If Seller's bill for any Month is based on an estimate of the Gas sold in the previous Month, then the Parties shall make all necessary adjustments in the Month following the billing Month to reflect the actual volumes of Gas Sold.

7.03    EXAMINATION OF RECORDS

Subject to the confidentiality provisions of this Agreement, Seller and Buyer shall have the right, at any reasonable time and from time to time during the term of this Agreement, to examine the books, records and accounts of the other to the extent reasonably necessary to verify the accuracy of any statement, billing, computation or procedure made under or pursuant to the provisions of this Agreement.

7.04    REMEDIES FOR NON-PAYMENT

(a) Should Buyer fail to pay all of the amount of the bill as herein provided when such amount is due, then commencing on the date such payment is due, late payment charges shall accrue daily on the unpaid part of such bill and be paid at a rate of interest per annum which is equal to the prime rate charged from time to time by The Chase Manhattan Bank of New York for loans to commercial borrowers, plus 1% compounded monthly until paid. All such late payment charges shall be payable on demand by Buyer to Seller. If either principal or late payment interest charges are due, any payments thereafter received shall first be applied to late payment charges due, then to the previously outstanding principal due and lastly, to the most current principal due.

(b) In the event of any such failure to pay, Seller may, in addition to any other remedies that it may have under the terms of this Agreement, upon 10 Days written notice via facsimile and courier to Buyer, suspend further delivery of Gas hereunder until such amount is paid. During the period of any such suspension, Buyer shall continue to be liable to Seller for the amounts set forth in section 6.02 with respect to the Reservation Charge and Demand Charge attributable to such suspended deliveries and such suspended deliveries shall not be considered to be a failure by Seller to deliver gas under section 5.10

(c) Notwithstanding the foregoing, if Buyer shall in good faith dispute the amount of any such bill or any part thereof, if Buyer shall pay to Seller such amounts as it concedes to be correct and if Buyer at any time within ten (10) Days after a demand made upon it by Seller for a letter of credit with respect to the amount in dispute shall furnish security by way of a letter of credit in a form reasonably satisfactory to Seller assuring payment to Seller of the amount ultimately found to be due to Seller upon such bill by agreement or by a decision of a court of competent jurisdiction, as the case may be, then Seller shall not be entitled to suspend further delivery of Gas hereunder as a result of any such nonpayment unless and until a default occurs in relation to the conditions of any such letter of credit or any renewal thereof. If it is determined that Buyer owes Seller the disputed amount, Buyer shall pay Seller the disputed amount within five
        (5) Days of the determination thereof.

(d) Notwithstanding the provisions of subsection 7.04 (b), if Buyer does not in good faith dispute the payment of the amount of any such bill or any part thereof not paid, Seller, in addition to any other remedies that it may have under the terms of this Agreement, at law or in equity, may on written notice of at least thirty (30) Days, elect to terminate this Agreement. Such notice may only be given after the suspension of Gas deliveries referred to in subsection 7.04 (b) has commenced.

7.05    ADJUSTMENTS

Subject to the provisions of section 7.02, if it shall be found that at any time Buyer has been overcharged by Seller in relation to this Agreement and Buyer shall have actually paid the bills containing such overcharge, then within thirty (30) Days after the final determination thereof, Seller shall refund the amount of any such overcharge and if such overcharge was the result of Seller's error, then interest shall be paid by Seller on the amount in question on the same basis as interest is charged under the provisions of section 7.04 from the date the overcharge was paid to the date Buyer is reimbursed for the overcharge. If any such overcharge is not a result of an error on the part of Seller, then no interest shall be charged to Seller. Similarly, if it shall be found that at any time Buyer has been undercharged under the provisions of this Agreement, then within thirty (30) Days after the final determination thereof, Buyer shall pay the amount undercharged. No interest shall be payable by Buyer on the amount of any undercharge unless Buyer shall fail to pay the amount thereof within such thirty (30) Day period, in which event interest shall be calculated and payable thereon on the same basis as is described in section 7.04 from the first Day after such thirty (30) Day period to the date of payment of the undercharge by Buyer.

7.06    EXTENSION OF TIME FOR PAYMENT WHEN BILL DELAYED

If presentation of the bill to Buyer is delayed after the fifteenth (15th) Day of the billing Month, then the time of payment shall be extended accordingly unless Buyer is responsible for such delay.

7.07    DISPUTES

Notwithstanding anything herein contained to the contrary, neither Party hereto shall be entitled to dispute the volume of Gas delivered, or the amount paid or payable with respect thereto, unless such dispute is raised by notice to the other Party within two years after the end of the Month in question.

7.08    CREDIT APPROVAL

Upon Seller's request at any time prior to commencement of Gas deliveries or during the Term of this Agreement, Buyer shall provide Seller with evidence satisfactory to Seller of Buyer's ability to perform its financial obligations under this Agreement. If Seller is not so satisfied, Seller may, acting reasonably, having provided Buyer written notice of suspension in accordance with section 7.04(b), suspend deliveries of Gas hereunder. During the period of any such suspension, Buyer shall continue to be liable to Seller for the amounts set forth in section 6.02 with respect to the Reservation Charge and Demand Charge attributable to such suspended deliveries and such suspended deliveries shall not be considered to be a failure by Seller to deliver Gas under section 5.10. Deliveries shall recommence upon Buyer providing to Seller an irrevocable stand-by letter of credit from a banking institution which is satisfactory to Seller. The letter of credit shall be a dollar amount reasonably specified by Seller which will cover the full Price for two (2) Months worth of Gas purchases at the MDQ or such other assurance as is acceptable to Seller. The letter of credit shall provide that it will be automatically renewed every twelve (12) Months unless notice of the issuer's intent to cancel the letter of credit as of any anniversary date of the issuance thereof is received by Seller no later than sixty (60) Days prior to such proposed expiration date.

                          ARTICLE VIII - FORCE MAJEURE

8.01    SUSPENSION

Subject to section 8.03 hereof, to the extent that either Party to this Agreement fails to observe or perform any of the covenants or obligations herein imposed upon it and such failure shall have been solely caused by Force Majeure, then such failure shall be deemed not to be a breach of such covenants or obligations and such covenants and obligations to the extent affected by such Force Majeure shall be suspended during the continuance of the event of Force Majeure.

8.02    FORCE MAJEURE

(a) For the purposes of this Agreement, the term "Force Majeure" shall mean any acts of God, lightning, earthquakes, storms, strikes, lockouts or other industrial disturbances, acts of the Queen's or country's enemies, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, floods, fires, washouts, arrests and restraints of governments and people, civil disturbances, explosions, breakages of or accidents to machinery or lines of pipe, interruptions in transportation service on any of the pipeline facilities required for delivery of Gas not reasonably within the control of Seller or Buyer, the orders of any court or government authority, agency or tribunal, or any other extraordinary cause, whether of the kind herein enumerated or otherwise, not within the reasonable control of the Party claiming suspension and which, by the exercise of due diligence, such Party could not have prevented or is unable to overcome.

(b) For the purposes of this Agreement, the term "Force Majeure" shall also mean any action not caused by and beyond the reasonable control of either Party hereto which results in the interruption of deliveries or which prevents totally or partially the exportation of Gas from Canada by Seller or the importation of Gas into the U.S. by Buyer, or its transportation by NOVA or Montana Power Company, provided however, that where the exportation, importation or transportation is only partially prevented by the action, the parties' obligations hereunder shall be suspended only to the extent prevented by such action.

8.03    NO RELIEF

(a)     Neither Party shall be entitled to the benefit of the provisions of section 8.01 under any of the following circumstances:

        (i) to the extent that the failure was caused by the negligence or contributory negligence of the Party claiming suspension;

        (ii) to the extent that the failure was caused by the Party claiming suspension having not made reasonable efforts to remedy the condition and remove the cause or circumstances of Force Majeure in an adequate manner, or having failed to resume with all reasonable dispatch the performance of such covenants or obligations;

        (iii) if the event of Force Majeure was caused by lack of finances or was related to the payment of any amount or amounts due hereunder;

        (iv) to the extent that the failure was caused by the insufficiency of Seller's Gas supply as opposed to an event of the nature described in section 8.02;

        (v) to the extent that the failure was caused by the failure of Buyer or Buyer's market to require Gas;

        (vi) unless as soon as reasonably possible after the happening of the occurrence relied upon, or as soon as possible after determining that the occurrence was in the nature of Force Majeure and would affect the claiming Party's ability to observe or perform any of its covenants or obligations under this Agreement, the Party claiming suspension shall have given to the other Party hereto notice to the effect that by reason of Force Majeure (the nature whereof shall be therein specified) the claiming Party is unable to perform the particular covenants or obligations.

(b)     (i)       Buyer's obligation to pay the Demand Charge and Reservation
                  Charge as set forth in section 6.02, shall be suspended in the event and to the extent that a claim of Force Majeure by Seller hereunder reduces the quantity of Gas delivered hereunder by Seller, however, in the event of a claim of Force Majeure by Buyer hereunder, Buyer's Demand Charge and
                  Reservation Charge payment obligation shall not be suspended but shall remain its responsibility and obligation provided that it shall be reduced to the extent of any reduction in the actual demand charges paid by Seller.

        (ii) In the event of a claim of Force Majeure hereunder by Seller, Seller shall not be liable for Replacement Gas costs or unabsorbed demand charges as described in section 5.10, provided however, that Seller will use reasonable efforts to locate replacement natural gas supplies for the quantity of Gas not delivered hereunder as a result of Seller's Force Majeure, which replacement natural gas, upon and subject to the negotiation and agreement between Seller and Buyer as to the terms and conditions of the sale thereof from Seller to Buyer, shall be sold and delivered by Seller and purchased by Buyer.

        (iii) In the event of and during a claim of Force Majeure hereunder by Seller, Buyer shall have the right to locate an alternative supply of gas and direct Seller to use on Buyer's behalf Seller's firm NOVA transportation covered by this Agreement to move such gas, to the extent of any reduction in the quantity of Gas and/or replacement natural gas pursuant to subsection 8.03(b)(ii), delivered by Seller under this Agreement, which reduction results from Seller's Force Majeure. Notwithstanding subsection 8.03(b)(i) hereof, to the extent that Seller uses any such NOVA transportation on Buyer's behalf, Buyer shall pay the Demand Charge relating thereto.

8.04    END OF SUSPENSION

The party claiming suspension by reason of Force Majeure shall give notice to the other Party, as soon as possible after the event of Force Majeure shall have been remedied, to the effect that the same has been remedied and that such Party has resumed, or is then in a position to resume, the performance of the suspended covenants or obligations under this Agreement.

8.05    STRIKES OR LOCKOUTS

Notwithstanding anything to the contrary in this Article VIII expressed or implied, the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Party involved therein and such Party may make settlement thereof at such time and on such terms and conditions as it may deem to be advisable and no delay in making such settlement shall deprive such Party of the benefit of section 8.01.

8.06    LIMITATION ON SUSPENSION OF OBLIGATIONS

If at any time during the Term hereof, either Buyer or Seller (the "Party Claiming Force Majeure") has claimed Force Majeure and (i) such Force Majeure remains in effect for at least one hundred and eighty (180) consecutive Days or (ii) such Force Majeure remains in effect for at least thirty (30) consecutive Days during which time such Party fails to deliver or take at least 10% of the Maximum Daily Quantity as a daily average over such thirty
(30) day period, then so long as the Force Majeure event is still continuing, the other party hereto may by notice to the Party Claiming Force Majeure, terminate this Agreement effective as of the date of such notice. The Party Claiming Force Majeure shall not manipulate its performance under this Agreement in order to avoid the application of this section 8.06.

      ARTICLE IX - COVENANTS, WARRANTIES AND INDEMNITIES BY SELLER

9.01    WARRANTIES

With respect to the Gas sold hereunder, Seller hereby covenants, warrants and represents to Buyer that:

        (i) Seller shall at the Delivery Point have good right or title to all Gas delivered hereunder, free and clear of all liens and adverse claims whatsoever, except those being contested in good faith by Seller, and,

        (ii) Seller shall at the Delivery Point have the right to sell the Gas delivered or tendered for delivery hereunder.

9.02    INDEMNITY

Seller shall indemnify Buyer and hereby agrees to save Buyer harmless from and in respect of all suits, actions, debts, accounts, damages, costs, losses and expenses of every nature and kind whatsoever arising from or in connection with any adverse claims of any or all persons to the Gas or to royalties, taxes, license fees or charges thereon, which are applicable before the title to the Gas passes to Buyer at the Delivery Point. In the event that any such adverse claim is prosecuted against Buyer in respect of any of the Gas as aforesaid, Buyer may retain the Price thereof up to the amount of such claim, until such claim has been finally determined, as security for the performance of Seller's obligations hereunder with respect to such claim or until Seller shall have furnished a surety bond or other form of security satisfactory to Buyer in connection with the subject claim. Buyer shall invest any amount withheld from Seller at any short term rate of interest available to the Buyer, acting reasonably, until the amount withheld is released to the Seller, at which time all interest earned thereon shall be paid to Seller.

9.03 PAYMENTS BY SELLER

Seller shall at all times pay all fees, rentals and royalties due and payments due to all mineral and all royalty owners and all amounts due under all documents, as may appear of record or otherwise to be binding upon Seller, and shall pay all other persons having any interests in the Gas sold and delivered hereunder, which interests arise prior to the Delivery Point.

                             ARTICLE X - ARBITRATION

10.01   PRICING DISPUTES

All disputes arising out of or in connection with the determination of the Price for Gas sold hereunder shall be referred to and finally resolved in a manner which shall be final and binding on the Parties hereto, by an arbitration pursuant to the principles outlined herein and subject to the criteria set forth in section 6.05 and pursuant to the International Commercial Arbitration Act, of the Province of Alberta, except to the extent that the provisions of such Act are contrary to the principles outlined herein.

10.02   APPOINTMENT OF ARBITRATORS

The Party hereto initiating the arbitration (the "Initiating Party") shall in its written notice of request to arbitrate, which notice shall be sent to the other Party hereto (the "Receiving Party"), name one arbitrator. Within twenty-one (21) Days after receipt of such notice, the Receiving Party shall serve notice on the Initiating Party, which notice shall contain the name of a second arbitrator.

10.03   ARBITRATION BOARD

If the Receiving Party fails to name a second arbitrator, then the Initiating Party's arbitrator shall function as a single arbitrator. In the event that both Parties appoint their own arbitrator, the two arbitrators so appointed shall name a third arbitrator, or, if they fail to do so within ten (10) Days of the second arbitrator's appointment, the Parties hereto shall promptly meet and attempt to agree upon and appoint such third arbitrator. If the parties hereto are unable to agree within ten (10) Days on the choice of the third arbitrator, then, on the request of either Party hereto, the third arbitrator shall be appointed by the consulting firm of Stone & Webster Engineering Corporation. If for any reason the third arbitrator is not appointed by the Consulting Firm or otherwise agreed upon by the Parties or the two arbitrators within thirty (30) Days of the second arbitrator's appointment then on the request of either Party hereto the third arbitrator shall be appointed by any Justice of the Court of Queen's Bench of Alberta.

10.04   QUALIFICATIONS OF ARBITRATORS

The single arbitrator (the "Arbitrator") or the three arbitrators (the "Board") appointed hereunder shall be qualified by education or experience to decide the particular pricing matters in dispute, and shall not be employees or agents of either Party hereto or any of their affiliates.

10.05   PROCEDURE

The Arbitrator or the Board shall proceed immediately to hear and determine the pricing question or questions in dispute. The decision of the Arbitrator shall be made within forty-five (45) Days after his or her appointment, subject to any reasonable delay due to unforeseen circumstances. The decision of the Board, or the majority thereof, shall be made within forty-five (45) Days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances. Notwithstanding the foregoing, in the event the Arbitrator fails to make a decision within sixty (60) Days after his or her appointment or if the Board, or the majority thereof, fails to make a decision within sixty (60) Days after the appointment of the third arbitrator then either Party may elect to have a new Arbitrator or Board chosen in like manner as if none had previously been selected.

10.06   BINDING DECISION

The decision of the Arbitrator or the decision of the Board, or the majority thereof, shall be drawn up in writing and signed by the Arbitrator or by the Board members, or the majority thereof, and shall adopt the last position put forward in writing by Seller or Buyer in the negotiations preceding the request for arbitration and shall be final and binding upon the Parties hereto as to any pricing question or questions so submitted to arbitration, and the Parties shall be bound by such decision and perform the terms and conditions thereof.

10.07   COMPENSATION OF ARBITRATORS

Each Party shall pay the compensation and expenses of the Arbitrator appointed by that Party and the compensation and expenses of the third Arbitrator (unless otherwise determined by the Arbitrator or the Board) shall be paid in equal proportions by Buyer and Seller.

10.08   PLACE OF ARBITRATION

The place of arbitration shall be determined by the Arbitrator or the Board.

10.09   PRICING CRITERIA

Notwithstanding anything to the contrary contained in this Agreement, in any pricing arbitration the Arbitrator or the Board, as the case may be, shall use the criteria contained in section 6.05 in making a determination of the Price along with such other criteria, if any, as may then be agreed upon by Seller and Buyer and submitted to the Arbitrator or the Board.

10.10   OPERATIONS CONTINUED

Whenever there is an arbitration proceeding, operations under this Agreement shall continue in the same fashion as they were conducted before the arbitration proceeding was commenced, without prejudice to either Party, pending a decision in the arbitration proceeding.

                        ARTICLE XI - DEFAULT AND REMEDIES

11.01   EVENT OF DEFAULT

An Event of Default under this Agreement shall be deemed to exist upon the occurrence of any one or more of the following events:

(a) Failure by either Party to make payment of any amounts due to the other Party under this Agreement, and that failure continues for a period of thirty (30) days after written notice of non-payment; or

(b) Failure by either Party to perform fully any other material provision of this Agreement, and (i) such failure continues for a period of thirty (30) days after written notice of such non-performance from the other Party is received, or (ii) if within such thirty (30) day period the non-performing Party commences and proceeds with due diligence to cure the failure and the failure is not cured within ninety (90) days after written notice of nonperformance from the other Party is received or such longer period of time agreed to by the Parties in writing as being necessary for the Party to cure the failure with all due diligence; or

(c) If by order of a court of competent jurisdiction, a receiver or liquidator or trustee of either Party or of all or any of the property of either Party shall be appointed, and such receiver or liquidator or trustee shall not have been discharged within a period of sixty (60) days after its appointment; or if by decree of such a court, either Party shall be adjudicated bankrupt or insolvent or any substantial part of the property of such Party shall have been sequestered, or such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof; or if a petition to declare bankruptcy or to reorganize Buyer or Seller pursuant to any of the provisions of any Canadian or United States federal, provincial or state bankruptcy law shall be filed against such Party and shall not be dismissed within sixty (60) days after such filing; or

(d) If either Party shall file a voluntary petition in bankruptcy under any provision of any Canadian or United States federal, provincial or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or if either Party shall make an assignment for the benefit of its creditors; or if either Party shall admit in writing its inability to pay its debts generally as they become due; or if either Party shall consent to the appointment of a receiver or receivers, or trustee or trustees, or liquidator or liquidators of it or of all or of any part of its property.

11.02   TERMINATION

Upon the occurrence and during the continuance of an Event of Default, the Party not in default shall have the right to terminate this Agreement upon ten (10) days' written notice to the defaulting Party.

                        ARTICLE XII - GENERAL PROVISIONS

12.01   NOTICES

Any notice, request, consent, direction, demand, waiver of condition, invoice or other instrument required or permitted to be given under the provisions of this Agreement shall be in writing. Written communications as aforesaid may be given by delivering same in person or by prepaid courier or sending same by facsimile, in each case addressed as follows:

        TO BUYER:      GREAT FALLS GAS COMPANY

        (i)            General     P.O. Box 2229
                                   Great Falls, Montana 59403 or,
                                   #1 First Avenue South
                                   Great Falls, Montana 59401
                       Attention:  Director, Gas Supply
                                   and Industrial Marketing
                       Facsimile:  (406) 791-7560
                       Telephone:  (406) 791-7504

        (ii)           Nominations GREAT FALLS GAS COMPANY

                                   P.O. Box 2229
                                   Great Falls, Montana 59403
                       Attention:  Director, Gas Supply and Industrial
                                   Marketing
                       Facsimile:  (406) 791-7560
                       Telephone:  (406) 791-7504

        (iii)          Billings    GREAT FALLS GAS COMPANY

                                   P.O. Box 2229
                                   Great Falls, Montana 59403
                       Attention:  Director, Accounting
                       Facsimile:  (406) 791-7560
                       Telephone:  (406) 791-5206

TO SELLER:             SHELL CANADA LIMITED

        (i)            General     Natural Gas Business Centre
                                   400 - 4th Avenue S.W.
                                   Calgary, Alberta
                                   T2P 0J4
                       Attention:  Manager, Direct Marketing
                       Facsimile:  (403) 269-7818
                       Telephone:  (403) 691-3189
        (ii)           Billings    400 - 4th Avenue S.W.
                                   Calgary, Alberta
                                   T2P 0J4
                       Attention:  Supervisor, Natural Gas Accounting
                       Facsimile:  (403) 269-7818
                       Telephone:  (403) 691-4069

        (iii)          Nominations 400 - 4th Avenue S.W.
                                         Calgary, Alberta
                                         T2P 0J4
                       Attention:  Operations Analyst
                       Facsimile:  (403) 269-7818
                       Telephone:  (403) 691 -3044 or (403) 691-3878

Any written communication as aforesaid, if delivered in person or SENT BY facsimile, shall be deemed to have been given or made on the Business Day on which it was received as aforesaid, and, if delivered by prepaid courier, shall be deemed to have been given or made on the second Business Day following the Day on which it is so received. Any Party may give written notice of change of address in the same manner, in which event any written communication as aforesaid shall thereafter be given to it as above provided at such changed address.

12.02   FURTHER ASSURANCES

Each Party shall from time to time and at all times hereafter upon reasonable written request so to do, make, do, execute and deliver, or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be reasonably required for more effectually implementing and carrying out the true intent and meaning of this Agreement.

12.03   MORTGAGES

Notwithstanding anything to the contrary contained in this Agreement, either Party shall have the right to mortgage, pledge, hypothecate or otherwise encumber its interest in and to this Agreement as security for its indebtedness to any other person.

12.04   WAIVERS

Either Party hereto in its sole discretion may waive, without thereby prejudicing such Party's right to rely on any other conditions inserted herein for such Party's sole benefit, a breach or default of any covenant or condition inserted herein for the benefit or protection of such Party. No such waiver, however, shall operate as a waiver of any future breach or default, whether of a like or different character.

12.05   INTERPRETATIONS

In the event that Buyer or Seller are in disagreement as to the interpretation to be placed on any term, condition, covenant or agreement contained in this Agreement or the performance or satisfaction thereof by any such Party, or any such Party asserts that the other Party has committed a breach of this Agreement, Buyer or Seller, as the case may be, may give written notice of such disagreement or asserted breach to the other such Party. If Buyer and Seller are unable to settle the controversy or claim within (thirty) 30 Days of the delivery of such notice, the Parties may then agree to submit with all reasonable dispatch, such disagreement or asserted breach to a competent court of law for determination.

12.06   APPLICABLE LAWS

This Agreement for all purposes shall be construed in accordance with and governed by the laws of the Province of Alberta. The Courts of the Province of Alberta shall have exclusive jurisdiction in relation to any legal proceedings arising in connection with this Agreement. The Parties hereby expressly and exclusively submit to the jurisdiction of the courts of the said Province.

The Parties agree to share equally all travel and hotel expenses incurred in connection with disputes raised under this Agreement.

12.07   INVALIDITY OF PROVISIONS

The intention of the Parties to this Agreement is to comply fully with all applicable laws, and this Agreement shall be construed consistently with such laws to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this Agreement consistently with any applicable law and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

12.08   FULL UNDERSTANDING

The terms of this Agreement represent the full understanding between the Parties and replaces all other contracts, agreements or representations whether written or oral. No amendments to this Agreement shall be made or be binding on either Party unless made in writing and signed by each Party.

12.09   GENDER AND NUMBER REFERENCES

Whenever the singular, masculine or neuter is used in this Agreement the same shall be construed as being the plural or feminine or body corporate or vice versa where the context or reference so require.

12.10   CONFIDENTIALITY

All data, documents and information of a confidential nature concerning the business or assets of either Party to this Agreement which is made available or disclosed to either other Party hereto pursuant to the terms of this Agreement (the "Confidential Information"), shall be kept and maintained on a confidential basis by the Party hereto which is the recipient thereof. Each Party hereto shall implement such measures and shall take such precautions as may be reasonably necessary to endeavor to ensure the confidentiality of all Confidential Information. Notwithstanding the foregoing, either Party hereto may, without consultation with or notice to the other Party hereto, from time to time disclose Confidential Information to any court, government, governmental agency, regulatory body or quasijudicial agency ("Regulatory Agency") at any time and from time to time and may thereby cause the Confidential Information to become public if and to the extent that may be required by any Regulatory Agency or the rules, regulations, procedures, requirements or practices of any Regulatory Agency.

12.11   REQUESTS FOR CONSENT

Whenever a request is made hereunder by one Party hereto to the other for a consent, approval or authorization, such request shall be deemed to have been refused or declined if it is not granted in writing within thirty (30) Days after the request is made.

12.12   SUCCESSORS AND ASSIGNMENT

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties, but no assignment shall release either Party from such Party's obligations hereunder without the written consent of the other Party to such release, which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement as of the Day and year first above written.

SHELL CANADA LIMITED                    GREAT FALLS GAS COMPANY



Per: /s/ illegible                      Per: /s/ Larry D. Geske
    ------------------------                 ------------------------
                   92-07-29                                    8/6/92



Per:                                    Per:
    ------------------------                 ------------------------

                                                                         [LOGO]

                                                                   [LETTERHEAD]


August 23, 1993


VIA COURIER



Mr. Lynn Hardin
Director, Gas Supply and Industrial Marketing
TransEnergy
#1 First Avenue South
Great Falls, Montana
59401


Dear Mr. Hardin

RE:     LETTER AGREEMENT FOR THE SHORT TERM AMENDMENT TO
        SECTION 6.02 OF ARTICLE VI OF
        THE NATURAL GAS SALE AND PURCHASE AGREEMENT
        BETWEEN SHELL CANADA LIMITED ("SHELL") AND
        GREAT FALLS GAS COMPANY ("GFG") DATED JULY 20, 1992
--------------------------------------------------------------------------------

The parties do hereby agree to temporarily amend the referenced Agreement pursuant to the following terms and conditions:

        1.   TERM

             The term of this Letter Agreement shall commence on November 1, 1993 and continue until October 31, 1995.

        2.   DEMAND CHARGE (6.02 (a))

             The Demand Charge component of the Price, as defined in section
             6.02 of the referenced Agreement shall not change. The Demand Charge shall be paid each Month regardless of the quantity of Gas purchased and sold hereunder, except to the extent that Shell fails to deliver Gas nominated.

        3.   RESERVATION CHARGE (6.02(b))

             The Reservation Charge component of the Price, as defined in section 6.02 of the referenced Agreement shall be deleted for the term of this Letter Agreement.

Page 2                                                                   [LOGO]
August 23, 1993


        4.   PRICING ELECTION

             On or before September 15, 1993, GFG will have the option of choosing a fixed or variable pricing mechanism for each of the four periods pursuant to the following paragraph 5 of this Letter Agreement.

        5.   COMMODITY CHARGE (6.02(c))

             The Commodity Charge component of the Price, as defined in section
             6.02 of the referenced Agreement shall be deleted for the term of this Letter Agreement and replaced with the following:

             (a) For the time period commencing November 1, 1993, for the first 755,000 MMBtus of Gas delivered:

                  (i) A fixed price of $2.10 US dollars per MMBtu, less the Demand Charge on a US dollar per MMBtu basis; or

                  (ii) A rolling three Month "average" of the Canadian Gas
                       Price Reporter mid month index of "Alberta Short-Term Spot Prices at the Alberta Border (Empress)" converted to US dollars per MMBtu plus $0.25 US dollar per MMBtu, less the Demand Charge on a US dollar per MMBtu basis.

             (b) After the fulfillment of 5(a) hereof, for the balance of the 1993 Contract Year:

                  (i) A fixed price of $ 1.75 US dollar per MMBtu, less the Demand Charge on a US dollar per MMBtu basis; or

                  (ii) A rolling three Month "average" of the Canadian Gas
                       Price Reporter mid month index of "Alberta Short-Term Spot Prices at the Alberta Border (Empress)" converted to US dollars per MMBtu, less the Demand Charge on a US dollar per MMBtu basis.

             (c) For the time period commencing November 1, 1994, for the first 755,000 MMBtus of Gas delivered:

                  (i) A fixed price of $2.20 US dollars per MMBtu less the Demand Charge on a US dollar per MMBtu basis; or

                  (ii) A rolling three Month "average" of the Canadian Gas
                       Price Reporter mid month index of "Alberta Short-Term Spot Prices at the Alberta Border (Empress)" converted to US dollars per MMBtu plus $0.25 US dollar per MMBtu, less the Demand Charge on a US dollar per MMBtu basis.

Page 3                                                                   [LOGO]
August 23, 1993

             (d) After the fulfillment of 5(c) hereof, for the balance of the 1994 Contract Year:

                  (i) A fixed price of S1.85 US dollars per MMBtu, less the Demand Charge on a US dollar per MMBtu basis; or

                  (ii) A rolling three Month "average" of the Canadian Gas
                       Price Reporter mid month index of "Alberta Short-Term Spot Prices at the Alberta Border (Empress)" converted to US dollars per MMBtu, less the Demand Charge on a US dollar per MMBtu basis.

        6.   PRICING DATA

             Pursuant to paragraph 5 of the Letter Agreement, in the event that such pricing data is no longer published or such publication is no longer published then, failing agreement by the parties, the Commodity Charge or a method of determining it shall be determined by arbitration pursuant to Article X of the referenced Agreement.

        7.   OTHER TERMS AND CONDITIONS

             All other terms and conditions of the referenced Agreement shall remain in full force and effect.

        8.   REGULATORY APPROVALS

             This Letter Agreement is subject to all applicable American and Canadian federal, provincial and state regulatory approvals.

If you are in agreement with the foregoing, please indicate your acceptance in the space provided below and return one copy of this Letter Agreement to our office.

Yours truly,

/s/ S. MacCulloch
------------------------
S. D. (Sandy) MacCulloch
Coordinator, Market Development

GREAT FALLS GAS COMPANY

Accepted and Agreed to this      day of             , 1993
                            ----        ------------

Per: /s/ Larry D. Geske
     ------------------------------------------------

Title:  President
      -----------------------------------------------

                               AMENDING AGREEMENT





BETWEEN:





                         SHELL CANADA LIMITED ("SELLER")





                                       AND






                        GREAT FALLS GAS COMPANY ("BUYER")

THIS AMENDING AGREEMENT is made effective as of November 1, 1994.

        WHEREAS, Seller and Buyer are parties to a Natural Gas Sale and Purchase Agreement dated July 20, 1992 (the "Contract"), as temporarily amended by a Letter Agreement dated August 23, 1993, (the "Letter Agreement") regarding the long term firm supply of Canadian natural Gas from Seller to Buyer, and

        WHEREAS, Seller and Buyer wish to further amend the Contract and Letter Agreement so as to provide for a different pricing mechanism under the Contract effective November 1, 1994.

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, Seller and Buyer agree as follows:

1. All words and phases as used in this Amending Agreement shall have the same meaning as attributed to them in the Contract.

2. The Letter Agreement is hereby amended so as to reduce the term thereof to a one (1) year period by deleting from Article 1 thereof the words "October 31, 1995" and replacing them with the words "November 1, 1994", and by deleting paragraphs 5(c) and 5(d) thereof.

3. The Contract is amended by adding thereto the following definition; "Pricing Period" means that period of time as set forth in Schedule "A" hereto for which a Price has been agreed to or otherwise established, and which shall not be less than one (1) Contract Year.

4.      The Contract is amended by deleting in their entirety Sections 5.03,
5.04 and 5.05, without changing the numbering of any other Sections of the Contract.

5. The Contract is hereby amended by deleting from the second last line of paragraph 1 in Section 5.07 the words "(depending upon whether the Shortfall Amount being purchased represents Tier I Gas or Tier II Gas)".

6. Article VI of the Contract is amended by deleting therefrom Sections 6.02, 6.03, 6.04 and 6.05 in their entirety and replacing them with the following:

"6.02   PRICE

        The price to be paid by Buyer to Seller for Gas purchased and sold and the service provided hereunder for the period of time commencing with the Commencement Date will consist of the sum of the three (3) components identified hereunder. The Price will be in U.S. dollars.

(a) Each Month, Buyer shall pay Seller a "Demand Charge" equal to Seller's actual cost for that Month of reserving the firm transportation required to transport the MDQ on NOVA to the Delivery Point.

(b) Each Month, Buyer shall pay Seller a "Reservation Charge" equal to the product of the MDQ times the number of days in the Month times the Reservation Charge. The Reservation Charge shall be as set forth from time to time in Schedule "A" hereto.

(c) Each Month, Buyer shall pay Seller for each MMBtu of Gas delivered and received at the Delivery Point, a "Commodity Charge" equal to a per MMBtu price on a dry basis as set forth from time to time in Schedule "A" hereto.

        In the event the parties utilize index data in determining the Commodity Charge component and such index data is no longer ascertainable, for whatever reason, then, failing agreement between Seller and Buyer on a new Commodity Charge within forty-five (45) days of such event, the new Commodity Charge shall be determined by arbitration pursuant to Article X hereof. Until a new Commodity Charge has been determined the parties agree to use the last ascertainable Commodity Charge. The new Commodity Charge shall be retroactive to the date the index data became unascertainable and any necessary adjustments shall be dealt with in accordance with Section 7.05 hereof.

If Buyer elects not to take Gas during any Month, Seller will be allowed to sell that gas on an interruptible basis to third party purchasers.

The Demand Charge and the Reservation Charge shall be paid each Month regardless of the quantity of Gas purchased and sold hereunder, except to the extent that Seller fails to deliver Gas nominated.

6.03    FUTURE PRICE DETERMINATION

(a) The Parties agree that they will meet from time to time to negotiate the Commodity Charge and Reservation Charge components of the Price payable hereunder for subsequent Pricing Periods.
        In any such negotiations or resulting arbitration with respect to Price during the Term of this Agreement only the Commodity Charge and Reservation Charge components of the Price shall be redetermined and the Demand Charge component of the Price shall not be subject to redetermination.

(b) Subject to 6.03 (a), the Parties agree to establish a new Price for the next Pricing Period at least one hundred and twenty (120) Days prior to the termination date of the current Pricing Period and the Parties will commence procedures for such redetermination no later than one hundred and eighty (180) Days prior to the termination date of the current Pricing Period by either Party giving fifteen (15) Days written notice to the other, to meet and negotiate. Such Price, and the various components making up that Price, will be effective for a period of time, as then agreed to, and will become effective on the commencement of the next Pricing Period. If neither Party has given written notice to the other to renegotiate at least one hundred and eighty (180) Days prior to the termination date of the current Pricing Period, then the LAST Price in effect for the current Pricing Period shall continue in effect for the next one year period which shall then become the next Pricing Period.

6.04    FAILURE TO REACH AGREEMENT ON PRICE

        In the event that the Parties are unable to reach agreement on the Price, or the Price components at least one hundred and twenty (120) Days prior to the termination date of the current pricing period, as provided pursuant to section 6.03 herein, either Party may, upon not less than fifteen
(15) days written notice to the other Party, have the Price determined pursuant to the Arbitration provisions contained in Article X herein and exclusively in accordance with the principles set forth in section 6.05 herein. Should no notice for Arbitration be given at least ninety (90) days prior to the termination date of the current Pricing Period, the Price for the next one year period, which shall then become the next Pricing Period, shall continue to be the last Price in effect for the current Pricing Period.

6.05    PRICING PRINCIPLES

        For each Pricing Period subsequent to the Pricing Period for which the price of gas to be sold and purchased hereunder has been established and specified, the Parties agree to determine Price by negotiation or, if unsuccessful, by arbitration. If the Price for Gas delivered in any Pricing Period is to be determined by arbitration, the arbitrators shall determine a Price that, under the prevailing market circumstances for long term firm Gas Supply and in the opinion of the arbitrators, is fair and reasonable to both Buyer and Seller. In making such determination, the arbitrators shall limit their consideration to the evidence which is presented by the Parties, and to the extent that evidence is presented, shall base their determination upon and shall give due consideration to each of the following criteria:

        (i) The weighted average cost of gas paid by Buyer during the next one year period for firm gas supplies with a term of two
                  (2) years or more;

        (ii) The prices being paid during the next one year period for other firm gas supplies by local distribution companies with a term of two (2) years or more in the state of Montana; and,

        (iii) The prices being paid during the next one year period for other firm gas supplies by local distribution companies with a term of two (2) years or more in the province of Alberta;

provided that the arbitrators shall consider the above matters in light of the following:

(a) To the extent that evidence with respect to Prices for the next one year period is not available or is insufficient, prices for the current Pricing Period will be considered;

(b) The times at which the prices were agreed to between the respective buyers and sellers;

(c) Differences in transportation costs relevant to establishing a point of comparison at the Delivery Point;

(d) The similarities and dissimilarities between the service provided hereunder and the sales and transportation arrangements under which other gas is being sold for consumption in Buyer's market area and in Alberta, including in particular but not limited to the similarities and dissimilarities between the quality of service and the security of supply provided hereunder and provided under such other arrangements; and,

(e) Any other considerations in respect of which relevant evidence is adduced by the Parties and which is relevant to the determination of such matters.

        In the event that a negotiated or arbitrated Price is determined for a Pricing Period after commencement thereof, Seller shall retroactively adjust its invoices to Buyer to the first Day of that Pricing Period, to take into account the revised Price. Until a new Price is concluded and retroactively implemented, the previous Price shall remain in effect. If the Price settlement date exceeds sixty (60) Days past the Pricing Period commencement, the retroactive invoice shall be adjusted for interest at the prime rate pursuant to section 7.04."

7. The Contract is hereby amended by incorporating Schedule "A" attached hereto as Schedule "A" to the Contract.

8. As amended by this Amending Agreement, the Contract is hereby ratified and confirmed and shall continue in full force and effect.

        IN WITNESS WHEREOF this Amending Agreement has been executed by the parties hereto effective as of the day and year first above written.


SHELL CANADA LIMITED                    GREAT FALLS GAS COMPANY

Per: /s/ Eric Le Dain                   Per: /s/ Larry D. Geske
     --------------------------              --------------------------

Name: ERIC LE DAIN                      Name: LARRY D. GESKE
      -------------------------               -------------------------

Title: MANAGER MARKETING -              Title:  PRESIDENT & CEO
       ------------------------                ------------------------
       NE/MIDWEST U.S.

                                   SCHEDULE A

SCHEDULE A INCORPORATED INTO AND FORMING A PART OF THAT NATURAL GAS SALE AND PURCHASE AGREEMENT BETWEEN SHELL CANADA LIMITED ("SELLER") AND GREAT FALLS GAS COMPANY ("BUYER") DATED THE 20TH DAY OF JULY, 1992 AS AMENDED FROM TIME TO TIME (THE "AGREEMENT")

All words and phrases used in this Schedule "A" shall have the same meaning as provided for in the Agreement.

PRICING PERIOD:        November 1, 1994 to November 1, 1996

RESERVATION CHARGE:    During this Pricing Period the Reservation Charge as
                       defined in Section 6.02 of the Agreement shall be set at $0.00 US./MMBtu.

COMMODITY CHARGE:

During this Pricing Period, the Commodity Charge component of the Price, as defined in Section 6.02 of the Agreement shall be as follows:

1.      For the period November 1, 1994 to November 1, 1995:

        For 50% of the volume of Gas delivered each Month up to 50% of the MDQ, the Commodity Charge shall be $1.58 US/MMBtu on a dry basis at the Delivery Point, less the Demand Charge calculated on a US dollar per MMBtu basis at a 100% load factor.

        For 50% of the volume of Gas delivered each Month up to 50% of the MDQ, the Commodity Charge shall be the Average Alberta Border (Empress) Spot (one month) Firm (100% LF) price for such Month as reported in the Canadian Gas Price Reporter published by Canadian Enerdata Ltd. plus $0.25 US/MMBtu for the period November 1, 1994 to April 1, 1995; and plus $0.05 US/MMBtu for the period April 1, 1995 to November 1, 1995, less the Demand Charge calculated on a US dollar per MMBtu basis at a 100% load factor.

2.      For the period November 1, 1995 to November 1, 1996;

        For 100% of the volume of Gas delivered each Month, up to the MDQ, the Commodity Charge shall be the Average Alberta Border (Empress) Spot (one month) Firm (100% LF) price for such Month as reported in the Canadian Gas Price Reporter published by Canadian Enerdata Ltd. plus $0.05 US/MMBtu, less the Demand Charge calculated on a US dollar per MMBtu basis at a 100% load factor.

Accepted and agreed to as of the 1st day of November, 1994.

SHELL CANADA LIMITED                    GREAT FALLS GAS COMPANY

Per: /s/ Eric Le Dain                   Per: /s/ Larry D. Geske
     ------------------------                ---------------------------

Name: ERIC LE DAIN                      Name: LARRY D. GESKE
      -----------------------                ---------------------------

Title: MANAGER MARKETING -              Title: PRESIDENT & CEO
       ----------------------                  --------------------------
       NE/MIDWEST U.S.

                                SCHEDULE "A"

SCHEDULE A INCORPORATED INTO AND FORMING A PART OF THAT NATURAL GAS SALE AND PURCHASE AGREEMENT BETWEEN SHELL CANADA LIMITED ("SELLER") AND GREAT FALLS GAS COMPANY ("BUYER") DATED THE 20TH DAY OF JULY, 1992 AS AMENDED FROM TIME TO TIME (THE "AGREEMENT")

All words and phrases used in this Schedule "A" shall have the same meaning as provided for in the Agreement.

PRICING PERIOD:        November 1, 1996 to November 1, 1997

RESERVATION CHARGE:    During this Pricing Period, the Reservation Charge as
                       defined in Section 6.02 of the Agreement shall be set at $0.00 US./MMBtu.

COMMODITY CHARGE:      During this Pricing Period, the Commodity Charge
                       component of the Price, as defined in Section 6.02 of the Agreement shall be as follows:

                       $1.19 US/MMBtu on a dry basis at the Delivery Point.

FURTHER AMENDMENTS:

During the above Pricing Period, in place of the provisions dealing with incurring a Shortfall Amount as set forth in Section 5.07 of the Agreement, if on any Day Buyer does not purchase one hundred percent (100%) of the then applicable MDQ, a Deficit will exist. The difference between the MDQ and the amount actually taken by Buyer on any Day will be the Deficit for that Day. On a Monthly basis, in accordance with Article VII of the Agreement, Buyer shall pay Seller, at the Commodity Charge rate then in effect, for the Deficit incurred on each Day during the preceding Month, regardless of whether or not Buyer has been able to take, as hereinafter provided, the Deficit Gas after it has been incurred. Buyer shall have the opportunity to nominate and take Deficit Gas on any Day after it has been incurred, provided however, that:

        (i)       Buyer shall first purchase 100% of the MDQ;

        (ii) Seller's obligation to deliver Deficit Gas shall only be on an interruptible basis;

        (iii) Buyer shall pay Seller for any additional transportation charges Seller incurs in delivering the Deficit Gas to the Delivery Point; and

        (iv) the maximum amount of Deficit Gas (or any Gas) that Seller shall be obligated to deliver on any Day above the MDQ shall be the IDQ limit set out in Section 5.06 of the Agreement.

If a Shortfall Amount was incurred in the Contract Year preceding the first above referenced Pricing Period, the provisions of Section 5.07 regarding Buyer's purchase of the Shortfall Amount in the Make-up Year shall apply in that Pricing Period, however, subject to the same conditions as outlined above in (i) through (iv) with respect to Deficit Gas, and further provided that any Gas taken above the MDQ shall first be applied to Deficit Gas, then to the Shortfall Amount and finally to any agreed upon interruptible gas pursuant to Section 5.06 of the Agreement. The Commodity Charge for the Shortfall Amount shall be as specified in Section 5.07 of the Agreement.

Accepted and agreed to as of the     day of            , 1996.
                                 ---        -----------


SHELL CANADA LIMITED                    GREAT FALLS GAS COMPANY


Per:  /s/ James Chunn                   Per: /s/ Larry D. Geske
     --------------------------              -------------------------

Name:  James Chunn                      Name:  LARRY D. GESKE
      -------------------------               ------------------------

Title: MGR. - BC & WESTERN U.S.         Title: President & CEO
       ------------------------               ------------------------